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                                  [Letterhead]


(212) 455-2000

                                                                January 26, 1996

The Czech Republic Fund, Inc.
Oppenheimer Tower
200 Liberty Street - 38th Floor
One World Financial Center
New York, New York  10281

Dear Sirs:

         We have acted as counsel to The Czech Republic Fund, Inc., a Maryland corporation (the "Fund"), in connection with the preparation of a Registration Statement on Form N-2 filed today by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the issuance to the Fund's stockholders of transferable rights (the "Rights") entitling the holders thereof to subscribe for up to 1,600,000 shares (the "Shares") of Common Stock of the Fund, par value $.001 per share.

         We have examined the Registration Statement and such corporate records, documents and other instruments and have made such other investigations of fact and law, as we have deemed necessary to enable us to express the opinion set forth below.

         Based on the foregoing, we are of the opinion that the Shares to be issued by the Fund have been duly authorized by all necessary corporate action by the Fund and the Shares, upon issuance and delivery and payment therefor in accordance with the Dealer
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The Czech Republic Fund, Inc.            -2-                    January 26, 1996


Manager Agreement, substantially in the form filed as Exhibit h(A) to the Registration Statement, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York. Accordingly, in rendering the foregoing opinion, we have with your approval assumed the correctness of the opinion of Piper & Marbury, a copy of which is attached hereto, with respect to matters governed by the laws of the State of Maryland, and the foregoing opinion is subject to the qualifications and exceptions described therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part thereof.

                                            Very truly yours,



                                            SIMPSON THACHER & BARTLETT
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                                 PIPER & MARBURY
                                      L.L.P
                              Charles Center South
                             36 South Charles Street
                         Baltimore, Maryland 21201-3018
                                  410-539-2530
                                Fax: 410-539-0489


                                January 26, 1996


The Czech Republic Fund, Inc.
Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York  10281

Ladies and Gentlemen:

         As special Maryland counsel to The Czech Republic Fund, Inc., a Maryland corporation (the "Corporation"), in connection with a rights offering pursuant to which holders of the outstanding shares of common stock, par value $.001 per share (the "Common Stock"), will be issued transferable rights (the "Rights") entitling the holders to purchase one new share of Common Stock for each three Rights held and the registration under the Securities Act of 1933, as amended (the "Act"), of 1,600,000 shares of Common Stock of the Corporation (the "Shares") issuable upon the exercise of the Rights, we have examined the Articles of Incorporation of the Corporation filed with the Maryland State Department of Assessments and Taxation (the "SDAT") on March 3, 1994, the Articles of Amendment and Restatement filed with the SDAT on September 8, 1994, the By-Laws of the Corporation and resolutions of the Corporation's Board of Directors authorizing the organization of the Corporation, the issuance of its outstanding capital stock and the issuance of the Rights and the Shares issuable upon exercise of the Rights. We have additionally examined the Certificate of Corporate Officer dated January 26, 1996, including all exhibits attached thereto (the "Certificate"). In rendering our opinion, we are relying on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein.

         Based on our examination, we advise you that in our opinion: the Shares to be issued by the Corporation upon the exercise of the Rights have been duly and validly authorized and, when issued upon the terms set forth in the Registration Statement on Form N-2 of the Corporation filed with the Securities and Exchange Commission, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus.


                                                Very truly yours,



                                                /s/ PIPER & MARBURY L.L.P.